Exhibit 99.1

NEWS

FOR IMMEDIATE RELEASE	CONTACT:	John E. Peck
President and CEO
(270) 885-1171

HOPFED BANCORP, INC. REPORTS SECOND QUARTER RESULTS

HOPKINSVILLE, Ky. (August 1, 2011) – HopFed Bancorp, Inc. (NASDAQ: HFBC), (the “Company”) today reported results for the three and six month periods ended June 30, 2011. For the three month period ended June 30, 2011, the Company’s net income available to common shareholders was $550,000, or $0.08 per share basic and diluted, compared to net income available to common shareholders of $1,814,000, or $0.45 per share basic and diluted, for the three month period ended June 30, 2010. For the six month period ended June 30, 2011, the Company’s net loss attributable to common shareholders was $1,548,000, or $0.21 per share basic and diluted, compared to net income available to common shareholders of $3,420,000, or $0.89 per share basic and diluted for the six month period ended June 30, 2010.

Commenting on the second quarter results, John E. Peck, President and Chief Executive Officer, said, “ At June 30, 2011, the Company had approximately $8.0 million in loans past due more than thirty days as compared to $10.0 million at March 31, 2011, and $14.2 million at December 31, 2010. In the second quarter, our level of classified assets stabilized, allowing the Company to incur a quarterly provision for loan loss expense of $452,000 for the three month period ended June 30, 2011, as compared to $4.5 million during the three month period ended March 31, 2011. For the three month period ended June 30, 2011, the Company’s net yield on interest earning assets increased to 3.06% as compared to 2.94% for the three month period ended March 31, 2011. For the remainder of 2011, we will continue to focus on reducing both operating and interest expenses while continuing to work at improving our deposit mix.”

Mr. Peck continued, “With the return from the Middle East of the majority of the Army’s 101st Airborne, we have seen a modest increase in the level of economic activity. At this time, the increased activity has not resulted in as significant improvement in loan demand ; however, the return of military personnel has improved the marketability of multi-family real estate, which should allow the bank to liquidate its portfolio of other real estate owned properties. During the second quarter, we continued our efforts to make repairs to and market our portfolio of other real estate owned. We have received numerous offers for our other real estate and we anticipate a significant reduction in the amount of properties held in other real estate owned by the end of the third quarter. The liquidation of properties held in other real estate owned is an important component of improved financial performance.”

Mr. Peck concluded, “On July 21, 2011, the Office of Thrift Supervision “OTS” was merged into the Office of Comptroller of the Currency “OCC.” The OCC will be the regulatory agency responsible for supervision of the bank subsidiary. The Federal Reserve will supervise the Bank Holding Company. We anticipate that this transition will have no immediate impact on the daily operations of the Bank or Company.”

Financial Highlights

•

The Company and Bank’s capital ratios remain strong. At June 30, 2011, The Company’s tangible book value is $12.54 and our tangible common equity ratio is 8.84%. The Bank’s tier 1 capital and total risk based capital ratios are 9.50% and 16.42%, respectively. The Company’s tier 1capital and total risk based capital ratios are 11.10% and 19.18%, respectively.

•

At June 30, 2011, the Company’s allowance for loan loss account was $13.7 million, or 2.33% of gross loans. At December 31, 2010, the Company’s allowance for loan loss account was $9.8 million, or 1.61% of gross loans. At June 30, 2011, the Company’s allowance for loan loss account equals 330.63% of non-accrual loans, as compared to 195.35% at December 31, 2010. The Company’s non-performing asset ratio was 1.33% and 1.37% at June 30, 2011, and December 31, 2010, respectively.

•

For the three month period ended June 30, 2011, the Company’s net interest margin was 3.06%, as compared to 2.94% for the three month period ended March 31, 2011. Improved margins were the result of a five basis point improvement in our yield on assets and a six basis point reduction in the cost of total interest bearing deposits.

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HFBC Reports Second Quarter Results

August 1, 2011

Asset Quality

At June 30, 2011, the Company’s level of non-performing loans totaled $4.1 million, or 0.70% of total loans, as compared to $6.1 million, or 1.02%, of total loans at March 31, 2011, and $5.0 million, or 0.82% of total loans at December 31, 2010. At June 30, 2011, non-performing assets totaled $14.1 million, or 1.33% of total assets, compared to $15.1 million, or 1.41% of total assets at March 31, 2011, and $14.8 million, or 1.37% of total assets at December 31, 2010.

At June 30, 2011, the Company’s level of loans classified as substandard and doubtful loans was $60.9 million and $2.3 million, respectively, compared to $66.1 million and $1.2 million, respectively at March 31, 2011, and $57.1 million and $1.5 million, respectively, at December 31, 2011. The Company’s specific reserve for impaired loans was $7.2 million at June 30, 2011, $6.6 million at March 31, 2011, and $4.3 million at December 31, 2010. For the six month period ended June 30, 2011, the Company’s net charge-offs totaled $1.1 million, an annualized rate of 0.38% of average loans.

Net Interest Income

For the three month period ended June 30, 2011, the Company’s net interest income was $7.0 million, compared to $6.8 million for the three month period ended March 31, 2011, and $7.9 million for the three month period ended June 30, 2010. For the six month period ended June 30, 2011, net interest income was $13.8 million compared to $15.2 million for the six month period ended June 30, 2010.

For the three month period ended June 30, 2011, the Company’s net interest margin was 3.06%, as compared to 2.94% for the three month period ended March 31, 2011, and 3.36% for the three month period ended June 30, 2010. For the six month period ended June 30, 2011, the Company’s net interest margin was 3.00% as compared to 3.28% for the six month period ended June 30, 2010. In the last twelve months, weak loan demand and declining investment yields have resulted in a sharp decline in interest income. As a result of current economic conditions, the Company has chosen to reduce its exposure to Federal Home Loan Bank advances and brokered deposits.

Non-interest Income

Non-interest income for the three month period ended June 30, 2011, was $2.1 million as compared to $2.4 million for the three month period ended March 31, 2011, and $2.5 million for the three month period ended June 30, 2010. Non-interest income for the six month period ended June 30, 2011, was $4.5 million as compared to $4.8 million at June 30, 2010.

The decrease in non-interest income for the three and six month periods ended June 30, 2011 was largely the result of lower levels of fee income generated by both deposit and loan activities. Weak loan demand has depressed loan fee income as well as financial services income, which is significantly affected by the amount of title insurance premiums issued. In addition, the second quarter of 2010 saw a significant gain on the sale of real estate that was unique and unlikely to be repeated.

For the three and six month periods ended June 30, 2011, the Company recognized gains on the sale of securities totaling $329,000 and $1,050,000, respectively compared to $232,000 and $726,000 for the same periods in 2010. In 2011, management sold investment securities to fund reduced levels of deposits and Federal Home Loan Bank advances as well as to reduce the duration of the investment portfolio. During the second half of 2011, management anticipates that it may continue to sell longer duration investments.

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HFBC Reports Second Quarter Results

August 1, 2011

Non-interest Expense

Non-interest expenses were $7.4 million for the three month period ended March 31, 2011, and June 30, 2011, respectively as compared to $6.6 million for the three month period ended June 30, 2010. For the six month period ended June 30, 2011, non-interest expenses were $14.9 million, an increase of $1.9 million as compared to the six month period ended June 30, 2010.

For the six month period ended June 30, 2011, the increase in non-interest expense is largely the result of a $1.1 million loss on the sale of other real estate and a $371,000 increase in deposit insurance and examination fees. Salary and benefits expense increased $241,000 for the six month period ended June 30, 2011, as compared to June 30, 2010. For the six month period ended June 30, 2011, as compared to June 30, 2010, the Company had no other operating expenses increase by more than $200,000.

Balance Sheet

Total assets were $1.06 billion at June 30, 2011, a decrease of $20.1 million as compared to December 31, 2010. During the first six months of 2011, the Company’s deposits declined by $9.7 million and Federal Home Loan Bank Advances declined by $11.8 million. The Company’s level of brokered deposits declined by $11.5 million as management chose to reduce its asset base due to weak loan demand and relatively poor investment options. For the six month period ended June 30, 2011, gross loans declined by approximately $24.7 million, to $585.4 million.

The Company

HopFed Bancorp, Inc. is the holding company for Heritage Bank headquartered in Hopkinsville, Kentucky. The Bank has eighteen offices in western Kentucky and middle Tennessee in addition to its subsidiaries, Fall & Fall Insurance of Fulton, Kentucky, Heritage Solutions of Murray, Kentucky, Hopkinsville, Kentucky, Kingston Springs, Tennessee and Pleasant View, Tennessee, and Heritage Mortgage Services of Clarksville, Tennessee. The Bank offers a broad line of banking and financial products and services with the personalized focus of a community banking organization. More information about HopFed Bancorp and Heritage Bank may be found on its website www.bankwithheritage.com.

Forward-Looking Information

Information contained in this press release, other than historical information, may be considered forward-looking in nature and is subject to various risk, uncertainties, and assumptions. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on the Company’s operating results, performance or financial condition are competition and the demand for the Company’s products and services, and other factors as set forth in filings with the Securities and Exchange Commission.

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HFBC Reports Second Quarter Results

August 1, 2011

HOPFED BANCORP, INC.

Balance Sheet

(Table amounts in thousands)

	June 30, 2011	December 31, 2010
	(Unaudited)

Assets
Cash and due from banks	$54,301	54,042
Interest-earning deposits in Federal Home Loan Bank	6,268	6,942

Cash and cash equivalents	60,569	60,984
Federal Home Loan Bank stock, at cost	4,428	4,378
Securities available for sale	366,612	357,738
Loans receivable, net of allowance for loan losses of $13,655 at June 30, 2011, and $9,830 at December 31, 2010	571,743	600,215
Accrued interest receivable	6,130	6,670
Real estate and other assets owned	10,048	9,812
Bank owned life insurance	8,984	8,819
Premises and equipment, net	23,721	24,289
Deferred tax assets	3,946	3,788
Intangible asset	649	810
Other assets	5,482	5,088

Total assets	$1,062,312	$1,082,591

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Non-interest-bearing accounts:	$72,103	$69,139
Interest-bearing accounts:
NOW accounts	121,120	138,936
Savings and money market accounts	67,568	63,848
Other time deposits	556,446	555,006

Total deposits	817,237	826,929

Advances from Federal Home Loan Bank	70,069	81,905
Repurchase agreements	46,686	45,110
Subordinated debentures	10,310	10,310
Advances from borrowers for taxes and insurance	503	239
Dividends payable	614	613
Accrued expenses and other liabilities	5,718	6,041

Total liabilities	951,137	971,147

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

August 1, 2011

HOPFED BANCORP, INC.

Balance Sheet

(Table amounts in thousands, except share data)

	June 30, 2011	December 31, 2010
	(Unaudited)

Stockholders’ equity
Preferred stock, par value $0.01 per share; authorized - 500,000 shares; 18,400 shares issued and outstanding with a liquidation preference of $18,400,000 at June 30, 2011, and December 31, 2010	—	—
Common stock, par value $.01 per share; authorized 15,000,000 shares; 7,738,643 issued and 7,335,727 outstanding at June 30, 2011 and 7,737,879 issued and 7,334,963 outstanding at December 31, 2010	77	77
Common stock warrants	556	556
Additional paid-in-capital	75,037	74,920
Retained earnings-substantially restricted	37,268	39,994
Treasury stock (at cost, 402,916 shares at June 30, 2011, and December 31, 2010)	(5,076)	(5,076)
Accumulated other comprehensive income, net of taxes	3,313	973

Total stockholder’s equity	111,175	111,444

Total liabilities and stockholders’ equity	$1,062,312	1,082,591

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

August 1, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Month Periods Ended June 30,		For the Six Month Periods Ended June 30,
	2011	2010	2011	2010

Interest and dividend income:
Loans receivable	8,440	10,010	16,922	19,631
Investment in securities, taxable	2,732	3,035	5,422	5,957
Nontaxable securities available for sale	590	611	1,201	1,174
Interest-earning deposits	4	—	8	—

Total interest and dividend income	11,766	13,656	23,553	26,762

Interest expense:
Deposits	3,731	4,501	7,636	9,092
Advances from Federal Home Loan Bank	627	826	1,321	1,682
Repurchase agreements	225	204	430	406
Subordinated debentures	180	181	365	364

Total interest expense	4,763	5,712	9,752	11,544

Net interest income	7,003	7,944	13,801	15,218
Provision for loan losses	452	858	4,970	1,469

Net interest income after provision for loan losses	6,551	7,086	8,831	13,749

Non-interest income:
Service charges	952	1,036	1,808	2,021
Merchant card income	195	179	377	339
Gain on sale of loans	58	103	130	187
Gain on sale of securities	329	232	1,050	726
Other than temporarily impairment on available for sale securities	—	—	(14)	—
Income from bank owned life insurance	76	89	165	178
Financial services commission	232	286	419	483
Gain on sale of real estate owned	—	268	—	293
Other operating income	276	263	548	538

Total non-interest income	2,118	2,456	4,483	4,765

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

August 1, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Month Periods Ended June 30,		For the Six Month Periods Ended June 30,
	2011	2010	2011	2010
Non-interest expenses:
Salaries and benefits	3,352	3,207	6,678	6,437
Occupancy expense	797	767	1,585	1,556
Data processing expense	716	707	1,403	1,396
State deposit tax	157	160	325	317
Intangible amortization expense	81	98	162	195
Professional services expense	378	345	693	597
Deposit insurance and examination expense	567	407	1,159	788
Advertising expense	328	271	607	512
Postage and communications expense	133	147	281	282
Supplies expense	102	99	198	192
Loss on disposal of equipment	2	—	140	—
Loss on sale of real estate owned	563	—	1,072	—
Real estate owned expenses	127	87	200	182
Other operating expenses	133	292	382	519

Total non-interest expense	7,436	6,587	14,885	12,973

Income (loss) before income tax expense	1,233	2,955	(1,571)	5,541
Income tax expense (benefit)	426	884	(534)	1,610

Net income (loss)	807	2,071	(1,037)	3,931

Less:
Dividend on preferred shares	229	229	456	456
Accretion dividend on preferred shares	28	28	55	55

Net income (loss) available (attributable) to common shareholders	$550	$1,814	($1,548)	$3,420

Net income (loss) available (attributable) to common shareholders
Per share, basic	$0.08	$0.45	($0.21)	$0.89

Per share, diluted	$0.08	$0.45	($0.21)	$0.89

Dividend per share	$0.08	$0.12	$0.16	$0.24

Share and per share information for June 30, 2010, has been adjusted to reflect a 2% stock dividend paid to shareholders of record on September 30, 2010. The stock dividend was paid on October 18, 2010.

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

August 1, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands)

	For the Three Months Ended
	6/30/2011	3/31/2011	Change from Prior Quarter
Interest and dividend income:
Loans receivable	8,440	8,482	(42)
Investment in securities, taxable	2,732	2,690	42
Nontaxable securities available for sale	590	611	(21)
Interest-earning deposits	4	4	—

Total interest and dividend income	11,766	11,787	(21)

Interest expense:
Deposits	3,731	3,905	(174)
Advances from Federal Home Loan Bank	627	694	(67)
Repurchase agreements	225	205	20
Subordinated debentures	180	185	(5)

Total interest expense	4,763	4,989	(226)

Net interest income	7,003	6,798	205
Provision for loan losses	452	4,518	(4,066)

Net interest income after provision for loan losses	6,551	2,280	4,271

Non-interest income:
Service charges	952	856	96
Merchant card income	195	182	13
Mortgage orgination revenue	58	72	(14)
Gain on sale of securities	329	721	(392)
Other than temporary impairment charge on AFS securities	—	(14)	14
Income from bank owned life insurance	76	89	(13)
Financial services commission	232	187	45
Other operating income	276	272	4

Total non-interest income	2,118	2,365	(247)

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

August 1, 2011

HOPFED BANCORP, INC.

Selected Financial Data

(Dollars in thousands, except share and per share data)

	For the Three Months Ended
	6/30/2011	3/31/2011	Change from Prior Quarter
Non-interest expenses:
Salaries and benefits	$3,352	3,326	26
Occupancy expense	797	788	9
Data processing expense	716	687	29
State deposit tax	157	168	(11)
Intangible amortization expense	81	81	—
Professional services expense	378	315	63
Deposit insurance and examination expense	567	592	(25)
Advertising expense	328	279	49
Postage and communications expense	133	148	(15)
Supplies expense	102	96	6
Loss on disposal of equipment	2	138	(136)
Loss on sale of real estate owned	563	509	54
Real estate owned expenses	127	73	54
Other operating expenses	133	249	(116)

Total non-interest expense	7,436	7,449	(13)

Income before income tax expense	1,233	(2,804)	4,037
Income tax expense	426	(960)	1,386

Net income	807	(1,844)	2,651

Less:
Dividend on preferred shares	229	227	2
Accretion dividend on preferred shares	28	27	1

Net income (loss) available (attributable) to common stockholders	550	($2,098)	2,648

Net income (loss) available (attributable) to common stockholders
Per share, basic	$0.08	($0.29)	0.37

Per share, diluted	$0.08	($0.29)	0.37

Dividend per share	$0.08	$0.08

Weighted average shares outstanding - basic	7,321,018	7,318,703

Weighted average shares outstanding - diluted	7,321,018	7,318,703

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

August 1, 2011

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the three month periods ended June 30, 2011, and June 30, 2010, by $275,000 and $281,000, respectively; for a tax equivalent rate using a cost of funds rate of 2.20% for the three month period ended June 30, 2011, and 2.50% for the three month period ended June 30, 2010. The table adjusts tax-free loan income by $9,000 for three month period ended June 30, 2011 and $14,000 for the three month period ended June, 2010, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 6/30/2011	Income and Expense 6/30/2011	Average Rates 6/30/2011	Average Balance 6/30/2010	Income and Expense 6/30/2010	Average Rates 6/30/2010
	(Table Amounts in Thousands, Except Percentages)
Loans	$578,815	8,449	5.84%	$639,548	10,024	6.27%
Investments AFS taxable	299,228	2,732	3.65%	277,749	3,035	4.37%
Investment AFS tax free	68,580	865	5.05%	62,688	892	5.69%
Federal funds	7,062	4	0.23%	—	—	—

Total interest earning assets	953,685	12,050	5.05%	979,985	13,951	5.69%

Other assets	113,166			97,661

Total assets	$1,066,851			$1,077,646

Interest bearing retail deposits	678,379	3,277	1.93%	687,335	3,982	2.32%
Brokered deposits	83,626	455	2.18%	84,376	519	2.46%
FHLB borrowings	70,595	627	3.55%	93,288	826	3.54%
Repurchase agreements	39,082	225	2.30%	40,345	204	2.02%
Subordinated debentures	10,310	180	6.98%	10,310	181	7.02%

Total interest bearing liabilities	881,992	4,764	2.16%	915,654	5,712	2.50%

Non-interest bearing deposits	67,906			68,845
Other liabilities	5,549			6,061

Stockholders’ equity	111,404			87,086

Total liabilities and stockholders’ equity	$1,066,851			$1,077,646

Net change in interest earning assets and interest bearing liabilities		7,286	2.89%		8,239	3.19%

Net interest margin		3.06%			3.36%

This information is preliminary and based on company data available at the time of the presentation.

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HFBC Reports Second Quarter Results

August 1, 2011

HOPFED BANCORP, INC.

Selected Financial Data

The table below adjusts tax-free investment income for the six month periods ended June 30, 2011, and June 30, 2010, by $560,000 and $540,000, respectively; for a tax equivalent rate using a cost of funds rate of 2.20% for the six month period ended June 30, 2011, and 2.50% for the six month period ended June 30, 2010. The table adjusts tax-free loan income by $17,000 for six month period ended June 30, 2011 and $32,000 for the six month period ended June 30, 2010, for a tax equivalent rate using the same cost of funds rate:

	Average Balance 6/30/2011	Income and Expense 6/30/2011	Average Rates 6/30/2011	Average Balance 6/30/2010	Income and Expense 6/30/2010	Average Rates 6/30/2010
	(Table Amounts in Thousands, Except Percentages)
Loans	$585,625	16,939	5.79%	$641,078	19,663	6.13%
Investments AFS taxable	296,122	5,422	3.66%	263,182	5,957	4.53%
Investment AFS tax free	67,978	1,761	5.18%	59,064	1,714	5.80%
Federal funds	8,471	8	0.19%	—	—	—

Total interest earning assets	958,196	24,130	5.04%	963,324	27,334	5.67%

Other assets	118,070			97,330

Total assets	$1,076,266			$1,060,654

Interest bearing retail deposits	679,675	6,665	1.96%	672,748	8,017	2.38%
Brokered deposits	87,992	971	2.21%	84,813	1,075	2.53%
FHLB borrowings	73,564	1,321	3.59%	96,219	1,682	3.50%
Repurchase agreements	39,852	430	2.16%	39,208	406	2.07%
Subordinated debentures	10,310	365	7.08%	10,310	364	7.06%

Total interest bearing liabilities	891,393	9,752	2.19%	903,298	11,544	2.56%

Non-interest bearing deposits	67,313			67,657
Other liabilities	5,196			4,583

Stockholders’ equity	112,364			85,116

Total liabilities and stockholders’ equity	$1,076,266			$1,060,654

Net change in interest earning assets and interest bearing liabilities		14,378	2.85%		15,790	3.11%

Net interest margin		3.00%			3.28%

This information is preliminary and based on company data available at the time of the presentation.

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